EXHIBIT 21

LIST OF SUBSIDIARIES OF DISCOVERY COMMUNICATIONS, INC.

ENTITY	PLACE OF FORMATION
A123 Online Interactive Services, Inc.	Delaware
Academy123, Inc.	Delaware
Ad Valorem Acq. Discovery Communications Benelux BV	Netherlands
Adventure Race Productions, Inc.	Delaware
AMHI, LLC	Delaware
Animal Planet (Asia) LLC	Delaware
Animal Planet Asia Sales Pte Ltd	Singapore
Animal Planet Canada Company	Nova Scotia
Animal Planet Europe P/S	UK
Animal Planet Japan Co., Ltd. (Animaru Puranetto Japan Kabushiki Kaisha)	Japan
Animal Planet (Japan) LLP	Delaware
Animal Planet (Latin America), L.L.C.	Delaware
Animal Planet, LLC	Delaware
Animal Planet, LP	Delaware
Animal Planet North America, Inc.	Delaware
Antenna Audio	France
Antenna Audio, Inc.	Delaware
Antenna Audio Asia Pacific Pty Limited	Australia
Antenna Audio BV	Netherlands
Antenna Audio Canada, Inc.	Canada
Antenna Audio France Sarl	France
Antenna Audio GmbH	Germany
Antenna Audio Italia SpA	Italy
Antenna Audio Limited (UK)	UK
Antenna Audio Limited (Thailand)	Thailand
Antenna Audio Middle East Ltd.	Israel
Antenna Audio Polska (Poland) Branch	Poland
AntennaLab	France
Canadian AP Ventures Company	Nova Scotia
Clearvue & SVE, Inc.	Illinois
Convex Group, Inc.	Delaware
CSS Studios, LLC	New York
CSS Studios Limited	UK
DHC Discovery, Inc.	Colorado
DHC Ventures, LLC	Delaware
DHJV Company LLC	Delaware
Discovery (UK) Limited	England and Wales
Discovery Advertising Sales Taiwan Pte Ltd	Singapore
Discovery Asia, Inc.	Delaware
Discovery Asia Sales Private Limited	Singapore
Discovery Beteiligungs GmbH & Co. KG (KGII)	Germany
Discovery Channel (Mauritius) Private Limited	Mauritius
Discovery Civilization Canada Company	Nova Scotia
Discovery Civilization North America, Inc.	Delaware

ENTITY	PLACE OF FORMATION
Discovery Comunicacoes do Brasil LTDA	Brazil
Discovery Communications, LLC	Delaware
Discovery Communications Europe	Colorado
Discovery Communications Europe Limited	UK
Discovery Communications France	France
Discovery Communications Holding, LLC	Delaware
Discovery Communications India	India
Discovery Communications Ltd., L.L.C.	Delaware
Discovery Communications Mexico Services, S. de R.L. de C.V.	Mexico
Discovery Communications Nordic ApS	Denmark
Discovery Communications Spain and Portugal, S.L.	Spain
Discovery Content Verwaltungs GmbH	Germany
Discovery Education Assessment LLC	Delaware
Discovery Education, Inc.	Illinois
Discovery Enterprises, LLC	Delaware
Discovery Entertainment Services, Inc.	Delaware
Discovery Europe, LLC	Delaware
Discovery Extreme Music Publishing, LLC	Delaware
Discovery Germany, L.L.C.	Delaware
Discovery Health Channel Canada ULC	Nova Scotia
Discovery Health Channel, LLC	Delaware
Discovery Health Europe, LLC	Delaware
Discovery Health North America, Inc.	Delaware
Discovery Health NS, ULC	Nova Scotia
Discovery Health Ventures, LLC	Delaware
Discovery Holding Company	Delaware
Discovery Hungary Kft	Hungary
Discovery Italia S.r.l.	Italy
Discovery Japan KK	Japan
Discovery Kids Canada Company	Nova Scotia
Discovery Kids North America, Inc.	Delaware
Discovery Labuan Limited	Malaysia
Discovery Latin America, Inc.	Delaware
Discovery Latin America, L.L.C.	Delaware
Discovery Latin America Investments, LLC	Delaware
Discovery Licensing, Inc.	Delaware
Discovery Max Music Publishing, LLC	Delaware
Discovery Networks International Holdings Limited	England and Wales
Discovery Networks International LLC	Colorado
Discovery Networks Mexico, S. de R.L. de C.V.	Mexico
Discovery New York, Inc.	Delaware
Discovery OWN Holdings, Inc.	Delaware
Discovery Pet Online Administration, Inc.	Delaware
Discovery Pet Online Services, LLC	Delaware
Discovery Pet Video, LLC	Delaware
Discovery Polska SP z.o.o.	Poland
Discovery Productions Group, Inc.	Delaware
Discovery Productions, Inc.	Delaware
Discovery Publicidade do Brasil Ltda.	Brazil
Discovery Publishing, Inc.	Delaware
Discovery Realty, LLC	Delaware

ENTITY	PLACE OF FORMATION
Discovery Romania SRL	Romania
Discovery SC Investment, Inc.	Delaware
Discovery Services Australia Pty Ltd	Australia
Discovery Services, Inc.	Delaware
Discovery Services Hong Kong Limited	Hong Kong
Discovery Spanish Ventures S.L.	Spain
Discovery Studios, LLC	Delaware
Discovery Talent Services, LLC	Delaware
Discovery Television Center, LLC	Delaware
Discovery Times Channel, LLC	Delaware
Discovery Top Music Publishing, LLC	Delaware
Discovery Trademark Holding Company, Inc.	Delaware
Discovery TV Journalism Productions, LLC	Delaware
Discovery Historia Limited	England and Wales
Discovery Wings, LLC	Delaware
Discovery World Television, Inc.	Maryland
Discovery.com, LLC	Delaware
Discoverytravel.com, LLC	Delaware
DMAX TV GmbH & Co. KG	Germany
DMAX TV Verwaltungsgesellschaft GmbH	Germany
DNE Music Publishing Limited	England and Wales
DSC Japan, L.L.C.	Delaware
DTHC, Inc.	Delaware
GeoNova Publishing, Inc.	Delaware
HowStuffWorks, Inc.	Delaware
JV Network, LLC	Delaware
JV Programs L.L.C.	Delaware
Liberty Animal, Inc.	Delaware
Network USA Incorporated	Maryland
New SVE, Inc.	Illinois
OWN LLC	Delaware
Patagonia Adventures, LLC	Delaware
People and Arts (Latin America), L.L.C.	Delaware
Pop Sound, Inc.	Delaware
Run-of-Shows, LLC	Delaware
Sound One Corporation	New York
The Discovery Channel Store, Inc.	Virginia
The Audio Visual Group, Inc. (d/b/a AIMS)	California
Travel Daily News, Inc.	Delaware
Treehugger Acquisition Corp.	Delaware